                                                                                                                                                                                                                                       Exhibit 4

PAR VALUE $.001

CERTIFICATE NUMBER                                         NUMBER OF SHARES

SALON CITY, INC.

AUTHORIZED CAPITAL 1,000,000,000

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON STOCK                                           CUSIP NUMBER 795494 10 3

This certifies that ________________________ is the record holder of ____________________ Fully Paid and Non-Assessable Shares of the Common Stock Par Value $.001 Per Share, of Salon City, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Date

[CORPORATE SEAL]

________________________                                          __________________________
President                                                                            Secretary

COUNTERSIGNED:

____________________________
Transfer Agent and Registrar

Attest:_______________________
Authorized Signature
(REVERSE SIDE OF CERTIFICATE)

SALON CITY, INC.

The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares or each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of other series.